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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated March 16, 2009, accompanying the consolidated financial statements and internal control over financial reporting included in the Annual Report of First Chester County Corporation and subsidiaries on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Chester County Corporation on Forms S-3 (File No. 333-107739, effective August 7, 2003 and File No. 333-33175, effective August 8, 1997) and Forms S-8 (File No. 333-156758, effective January 16, 2009; File No. 333-128500, effective September 22, 2005; File No. 333-107763, effective August 8, 2003; File No. 333-69315, effective December 21, 1998; File No. 333-33411, effective August 12, 1997; File No. 333-15733, effective November 7, 1996 and File No. 333-09241, effective August 19, 1996).

/s/  GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 16, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm